SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant X

Check the appropriate box:

__   Preliminary Proxy Statement

__ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

__  Definitive Proxy Statement

X   Definitive Additional Materials

__  Soliciting Material Pursuant to Section 240.14a-12

                       CONOR MEDSYSTEMS, INC.

        (Name of Registrant as Specified in Its Charter)

                        JOHNSON & JOHNSON

  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

X   No fee required.

__   Fee computed on table below per Exchange Act Rules 14a-
     6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


__   Fee paid previously with preliminary materials.

__ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:

     (2)    Form, Schedule or Registration Statement No.:

     (3)    Filing Party:

     (4)    Date Filed:



The following text was placed on the "Investor FAQ" section of Johnson & Johnson's Investor Relations website on January 9, 2007.


       FAQ Regarding Conor Medsystems, Inc. Transaction

Q. Please comment on the timing of the Conor
Medsystems, Inc. transaction.

A. We are expecting the Conor Medsystems, Inc.
transaction to proceed along the following timeline.
These are our current estimates of timing only and are subject to change without notice.

                                   ESTIMATED DATE     STATUS

Merger Agreement                                     Filed 11/17/06

Hart-Scott-Rodino Filing                             Cleared 01/08/07

European Competition Law Filing*   Pan-European not
                                   required

Preliminary Proxy Statement                          Filed 12/11/06

Definitive Proxy Statement                           Filed 12/22/06
                                                     (mailed to the
                                                     stockholders of
                                                     Conor Medsystems,
                                                     Inc. on 12/27/06)

Date of Stockholder Meeting                          01/31/07

Completion of Merger and Closing   1Q'07

*Filings made in certain jurisdictions

Forward Looking Statements

The above presentation contains "forward-looking statements" as defined in the Private Securities
Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson's and Conor Medsystem's expectations and projections. Risks and uncertainties include satisfaction of closing conditions including receipt of regulatory approvals for the transaction, and the possibility that the transaction will not be completed; general industry conditions and competition; economic conditions, such as interest rate and currency exchange rate fluctuations; technological advances and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; domestic and foreign health care reforms and governmental laws and regulations; and trends toward health care cost containment. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson &
Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2006 and Conor Medsystem's
Quarterly Report on Form 10-Q for the quarter ended
September 30, 2006. These filings, as well as subsequent filings, are available online at www.sec.gov or on request from the applicable company. Neither company undertakes to update any forward-looking statements as a result of new information or future events or developments.

Additional Information About the Proposed Transaction and Where To Find It

In connection with the proposed transaction, Conor Medsystems has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission (the "SEC"). Before making any voting decision with respect to the proposed transaction, stockholders of Conor Medsystems are urged to read the definitive proxy statement and other relevant materials because they will contain important information about the proposed transaction. The definitive proxy statement and other relevant materials, and any other documents filed by Conor Medsystems with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of Conor Medsystems may obtain free copies of the documents filed with the SEC by contacting Conor Medsystems at (650) 614-4100, or Conor Medsystems, Inc., 1003 Hamilton Court, Menlo Park, CA
94025. You may also read and copy any reports, statements, and other information filed by Conor
Medsystems with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, DC
20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

Conor Medsystems and Johnson & Johnson and each of their executive officers and directors may be deemed to be participants in the solicitation of proxies from Conor Medsystems' stockholders in favor of the proposed transaction. A list of the names of Conor Medsystems' executive officers and directors and a description of their respective interests in Conor Medsystems are set forth in the proxy statement for Conor Medsystems' 2006
Annual Meeting of Stockholders, which was filed with the SEC on April 28, 2006, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended. Certain executive officers and directors of Conor Medsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction are described in the definitive proxy statement.